Exhibit 99.1

             Callidus Software Reports Third Quarter 2004 Results

                          Q3 Revenues $13.9 Million

    SAN JOSE, Calif., Oct. 27 /PRNewswire-FirstCall/ -- Callidus Software Inc. (Nasdaq: CALD), a leader in Enterprise Incentive Management (EIM), today announced financial results for the third quarter ended September 30, 2004.
    Total third quarter revenues were $13.9 million, an increase of 5% compared to prior quarter revenues of $13.2 million, and a decrease of 29% compared to third quarter 2003 revenues of $19.7 million. Third quarter net loss was $4.3 million, or ($0.18) per share, compared to a net loss of $13.7 million, or ($0.57) per share for the prior quarter and break-even for the third quarter of 2003.
    Non-GAAP net loss for the third quarter was $2.4 million, or ($0.10) per share, as compared to non-GAAP net loss of $5.7 million, or ($0.24) per share in the prior quarter and non-GAAP net income of $1.4 million, or $0.06 per share in the third quarter of 2003. A reconciliation between GAAP and non-GAAP information is contained in the attached tables.
    "Maintenance and service revenues and associated gross margin amounts exceeded our targets for the third quarter. Operating expenses, excluding restructuring charges and stock-based compensation, were also better than we had targeted for the quarter. While third quarter license revenues improved incrementally from the prior quarter, the Company's focus in the near term continues to be on sales execution efforts and achieving continued incremental growth in license revenues," said David Pratt, president and CEO of Callidus Software.
    In the third quarter, Callidus recorded restructuring expenses of $1.5 million and substantially completed the cost savings actions announced earlier in the quarter. The restructuring expenses comprised workforce reduction costs and charges for asset impairments. None of the restructuring actions impacted the development or customer support areas of the TrueComp product suite.
    During the third quarter Callidus held its largest annual users' conference, with representatives from 82 companies and eight partner organizations. Customers and partners presenting at the conference included Accenture, IBM, Deloitte Consulting, CUNA Mutual, Novell, AT&T Wireless, Citizens Bank and DIRECTV.
    Also in the third quarter, Callidus announced that Steve Apfelberg joined Callidus as vice president of product marketing. Prior to joining Callidus, Apfelberg was a senior director of product marketing at Siebel, where he managed all aspects of the company's EIM initiatives, including the development, marketing, and sales of Siebel's Incentive Compensation Management solution.

    Q3 2004 Financial Summary

    -- License revenues were $2.3 million; increasing 23% sequentially from the prior quarter, but declining 77% year-over-year.
    -- Maintenance and service revenues were $11.6 million; increasing
       2% sequentially from the prior quarter and 20% year-over-year.
    -- Maintenance and service gross margin was 33% up from 26% in Q2 2004.
       License gross margin was 96% up from 85% in Q2 2004.
    -- Operating expenses were $10.7 million. On a non-GAAP basis, operating expenses were $9.0 million, a decrease of $2.4 million from Q2 2004. The decrease is the result of Q3 restructuring actions, attrition and lower discretionary spending.
    -- Cash and investments totaled $62.6 million on September 30, 2004 as compared to $70.0 million on June 30, 2004.
    -- Days Sales Outstanding (DSO) in accounts receivable at the end of the quarter was 65 days, down from 66 days at the end of the second quarter of 2004.

    Q4 2004 Guidance

    -- Maintenance and services revenue is expected to be between $10.5 million and $11.0 million with a corresponding gross margin between 29% and 31%.
    -- Operating expenses, excluding stock-based compensation, are expected to be between $9.0 million and $10.0 million. Stock-based compensation is expected to be $0.6 million.
    -- No guidance is being given on license revenues or earnings.

    Conference Call
    Callidus Software's third quarter 2004 conference call is scheduled for 1:30 p.m. Pacific Daylight Time (PDT), Wednesday, October 27, 2004. The conference call is available via webcast and can be accessed live, and for two weeks after the call, at the Investor Relations section of Callidus Software's website at www.callidussoftware.com. To participate in the call via telephone, the dial in number is 800-299-7098 (international 617-801-9715), passcode 77964064. A replay of the conference call can be accessed after 3:30 p.m. PDT, by calling 888-286-8010 (international 617-801-6888), passcode 66024521.

    About Callidus Software
    Founded in 1996, Callidus Software (www.CallidusSoftware.com) is an enterprise incentive management (EIM) provider to global companies across multiple industries. Callidus' EIM systems allow enterprises to develop and manage incentive compensation linked to the achievement of strategic business objectives. Through its TrueComp(R) Grid architecture, Callidus delivers the industry's only EIM solution that combines the power and scalability of grid computing with the flexibility of a rules-based interface. Customers/Partners include AOL Time Warner Corporation, AT&T Wireless, BMC Software, CUNA Mutual, DIRECTV, Dun & Bradstreet, IBM, JP Morgan Chase & Co., Pennzoil-Quaker State Company, SBC Communications and Sun Microsystems. Callidus is publicly traded on the NASDAQ under the symbol CALD.

    Non-GAAP Financial Measures
    The non-GAAP information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with generally accepted accounting principles (GAAP) in the United States.
The non-GAAP financial results exclude stock-based compensation expense, restructuring expenses, legal settlements, insurance reimbursements, and amortization and impairment of intangible assets. The non-GAAP financial measures provide what we believe is an additional tool for investors to use in understanding our operational results and trends. These non-GAAP financial results are used internally by management to evaluate our operations, plan and forecast for future periods and to allocate resources within the organization. A reconciliation between GAAP and non-GAAP financial measures is included in the accompanying tables.

    Note on Forward-Looking Statements
    The forward looking statements included in this press release, including estimates of operating expenses and maintenance and service revenues and associated gross margin for the fourth quarter of 2004, reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, timing of software license orders, potential material fluctuations in financial results and future growth rates, decreases in customer spending, increased competition or new entrants in the marketplace, litigation and other risks detailed in the company's SEC reports, including its From 10-K and Form 10-Q, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 408-808-6577, or the Investor Relations section of Callidus Software's website (www.callidussoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

    NOTE: Callidus Software, the Callidus Software logo, Everyone Profits, TrueChannel, TrueComp, TrueComp Grid, TrueInformation, TruePerformance, TrueReferral, and TrueResolution are trademarks of Callidus Software Inc. All other trademarks are the property of their respective owners.

                             CALLIDUS SOFTWARE INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                   (In thousands, except for per share data)
                                  (unaudited)

                                                 Three months ended                Nine months ended
                                                    September 30,                    September 30,
                                             -------------------------         ------------------------
                                               2004             2003            2004             2003
                                             -------          --------         -------           ------

Revenues:
  License revenues                           $ 2,317          $ 10,014        $  8,745          $26,617
  Maintenance and service revenues            11,621             9,657          34,889           22,832
                                             -------          --------        --------          -------
     Total revenues                           13,938            19,671          43,634           49,449

Cost of revenues:
  License revenues                                88               443             637            1,454
  Maintenance and service revenues             7,760             7,669          24,754           17,939
  Impairment of purchased technology               -                 -           1,800                -
                                             -------          --------        --------          -------
     Total cost of revenues                    7,848             8,112          27,191           19,393
                                             -------          --------        --------          -------
Gross profit                                   6,090            11,559          16,443           30,056

Operating expenses:
  Sales and marketing                          4,339             5,451          16,084           14,215
  Research and development                     3,020             2,760          10,606            8,026
  General and administrative                   1,231             2,022           5,977            4,547
  Impairment of intangible asset                   -                 -           1,994                -
  Restructuring expenses                       1,488                 -           1,488                -
  Stock-based compensation                       620             1,177           5,085            2,569
                                             -------          --------        --------          -------
     Total operating expenses                 10,698            11,410          41,234           29,357
                                             -------          --------        --------          -------
Operating income (loss)                       (4,608)              149         (24,791)             699

Interest expense                                 (14)             (146)           (109)            (403)
Interest and other income, net                   324                 3             868               50
                                             -------          --------        --------          -------
Income (loss) before provision
  for income taxes                            (4,298)                6         (24,032)             346

Provision for income taxes                        25                 3              75              175
                                             -------          --------        --------          -------
Net income (loss)                            $(4,323)         $      3        $(24,107)         $   171
                                             =======          ========        ========          =======
Basic income (loss) per sare
  attributable to common stockholders        $ (0.18)         $   0.00        $  (1.00)         $  0.12
Diluted income (loss) per share              $ (0.18)         $   0.00        $  (1.00)         $  0.01
                                             =======          ========        ========          =======
Shares used in basic per share
  computation                                 24,489             1,514          24,228            1,453
                                             =======          ========        ========          =======
Shares used in diluted per share
  computation                                 24,489            21,282          24,228           20,713
                                             =======          ========        ========          =======

                             CALLIDUS SOFTWARE INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                  (unaudited)

                                                                      September 30,             December 31,
Assets                                                                     2004                     2003
                                                                      -------------             ------------
Current assets:
  Cash and cash equivalents                                             $  22,625               $  56,330
  Short-term investments                                                   39,979                  23,936
  Accounts receivable, net                                                  9,898                  14,850
  Prepaid and other current assets                                          1,779                   1,511
                                                                        ---------               ---------

           Total current assets                                            74,281                  96,627

Property and equipment, net                                                 3,494                   2,721
Intangible asset                                                               --                   2,000
Deposits and other assets                                                   1,442                     851
                                                                        ---------               ---------

           Total assets                                                 $  79,217               $ 102,199
                                                                        =========               =========
Liabilities and Stockholders' Equity
Current liabilities:
  Current portion of long-term debt                                     $     596               $     694
  Accounts payable                                                          1,066                   3,504
  Accrued payroll and related expenses                                      3,738                   3,638
  Accrued expenses                                                          2,864                   3,542
  Deferred revenue                                                          7,352                   7,930
                                                                        ---------               ---------
           Total current liabilities                                       15,616                  19,308

Long-term debt, less current portion                                           72                     520
Deferred rent                                                                 230                     180
Long-term deferred revenue                                                    195                     693
                                                                        ---------               ---------
           Total liabilities                                               16,113                  20,701
                                                                        ---------               ---------
Stockholders' equity
  Common stock                                                                 25                      24
  Additional paid-in capital                                              183,888                 184,343
  Deferred stock-based compensation                                        (3,008)                 (9,328)
  Notes receivable from stockholders                                          (48)                    (83)
  Accumulated other comprehensive income                                      100                     288
  Accumulated deficit                                                    (117,853)                (93,746)
                                                                        ---------               ---------
           Total stockholders' equity                                      63,104                  81,498
                                                                        ---------               ---------
           Total liabilities and stockholders' equity                   $  79,217               $ 102,199
                                                                        =========               =========

                             CALLIDUS SOFTWARE INC.
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                            YEAR OVER YEAR COMPARISON

                    (In thousands, except for per share data)
                                   (unaudited)

                                                           Three months ended               Three months ended
                                                           September 30, 2004               September 30, 2003
                                                  --------------------------------    --------------------------------
                                                               Non-GAAP                         Non-GAAP
                                                     GAAP    Adjustments   Non-GAAP     GAAP    Adjustments   Non-GAAP
                                                  --------   -----------  ---------   --------  -----------   --------


Revenues:
     License revenues                             $  2,317(a) $    150     $ 2,467    $ 10,014                $ 10,014
     Maintenance and service revenues               11,621                  11,621       9,657                   9,657
                                                  --------                 -------    --------                --------
        Total revenues                              13,938                  14,088      19,671                  19,671

Cost of revenues:
     License revenues                                   88                      88         443                     443
     Maintenance and service revenues                7,760                   7,760       7,669                   7,669
                                                  --------                 -------    --------                --------
        Total cost of revenues                       7,848                   7,848       8,112                   8,112
                                                  --------                 -------    --------                --------
Gross profit                                         6,090                   6,240      11,559                  11,559

Operating expenses:
     Sales and marketing                             4,339                   4,339       5,451                   5,451
     Research and development                        3,020                   3,020       2,760                   2,760
     General and administrative                      1,231(b)      375       1,606       2,022(e)     (200)      1,822
     Restructuring expenses                          1,488(c)   (1,488)        --          --
     Stock-based compensation                          620(d)     (620)        --        1,177(d)   (1,177)        --
                                                  --------                 -------    --------                --------
        Total operating expenses                    10,698                   8,965      11,410                  10,033
                                                  --------                 -------    --------                --------

Operating income (loss)                             (4,608)                 (2,725)        149                   1,526
Interest expense                                       (14)                    (14)       (146)                   (146)
Interest and other income, net                         324                     324           3                       3
                                                  --------                 -------    --------                --------
Income (loss) before provision for income taxes     (4,298)                 (2,415)          6                   1,383

Provision for income taxes                              25                      25           3                       3
                                                  --------                 -------    --------                --------
Net income (loss)                                 $ (4,323)               $ (2,440)   $      3                $  1,380
                                                  ========                ========    ========                ========
Diluted income (loss) per share                   $  (0.18)                $ (0.10)   $   0.00                $   0.06
                                                  ========                ========    ========                ========
Shares used in diluted per share computation        24,489                  24,489      21,282                  21,282
                                                  ========                ========    ========                ========

----------
(a) Customer settlement for discontinuance of TruePerformance product
(b) Insurance proceeds from TruePerformance related claim
(c) Reduction in force and discontinuance of TruePerformance product
(d) Non-cash stock based compensation
(e) Legal accrual for Gordon Food Service

                             CALLIDUS SOFTWARE INC.
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                         QUARTER OVER QUARTER COMPARISON

                    (In thousands, except for per share data)
                                   (unaudited)

                                                              Three months ended                    Three months ended
                                                              September 30, 2004                       June 30, 2004
                                                    -------------------------------------  -----------------------------------
                                                                   Non-GAAP                               Non-GAAP
                                                      GAAP        Adjustments  Non-GAAP      GAAP        Adjustments  Non-GAAP
Revenues:
     License revenues                               $  2,317(a)     $   150    $  2,467    $  1,889                   $  1,889
     Maintenance and service revenues                 11,621                     11,621      11,345(e)         775      12,120
                                                    --------                   --------    --------                   --------
        Total revenues                                13,938                     14,088      13,234                     14,009
Cost of revenues:
     License revenues                                     88                         88         286(f)        (100)        186
     Maintenance and service revenues                  7,760                      7,760       8,384                      8,384
     Impairment of purchased technology                 --                           --       1,800(g)      (1,800)         --
                                                    --------                   --------    --------                   --------
        Total cost of revenues                         7,848                      7,848      10,470                      8,570
                                                    --------                   --------    --------                   --------
Gross profit                                           6,090                      6,240       2,764                      5,439
Operating expenses:
     Sales and marketing                               4,339                      4,339       5,345                      5,345
     Research and development                          3,020          3,020       3,876(f)                    (158)      3,718
     General and administrative                        1,231(b)         375       1,606       2,774(h)        (450)      2,324
     Impairment of intangible asset                       --                         --       1,994(g)      (1,994)         --
     Restructuring expenses                            1,488(c)      (1,488)         --          --                         --
     Stock-based compensation                            620(d)        (620)         --       2,721(d)      (2,721)         --
                                                    --------                   --------    --------                   --------
        Total operating expenses                      10,698                      8,965      16,710                     11,387
                                                    --------                   --------    --------                   --------
Operating income (loss)                               (4,608)                    (2,725)    (13,946)                    (5,948)
Interest expense                                         (14)                       (14)        (16)                       (16)
Interest and other income, net                           324                        324         272                        272
                                                    --------                   --------    --------                   --------
Income (loss) before provision for income taxes       (4,298)                    (2,415)    (13,690)                    (5,692)
Provision for income taxes                                25                         25          25                         25
                                                    --------                   --------    --------                   --------
Net income (loss)                                   $ (4,323)                  $ (2,440)   $(13,715)                  $ (5,717)
                                                    ========                   ========    ========                   ========
Diluted income (loss) per share                     $  (0.18)                  $  (0.10)   $  (0.57)                  $  (0.24)

                                                    ========                   ========    ========                   ========
Shares used in diluted per share computation          24,489                     24,489      24,204                     24,204
                                                    ========                   ========    ========                   ========


----------
(a)   Customer settlement for discontinuance of TruePerformance product
(b)   Insurance proceeds from TruePerformance related claim
(c)   Reduction in force and discontinuance of TruePerformance product
(d)   Non-cash stock based compensation
(e)   Legal settlement for a TruePerformance related claim
(f)   Amortization of purchased intangible assets
(g)   Impairment of purchased intangible assets
(h)   Legal settlement with Gordon Food Service

SOURCE  Callidus Software Inc.
    -0-                             10/27/2004
    /CONTACT: investor, Jon Pexton, +1-408-808-6577, or ir@callidussoftware.com, or Jane Le Fevre, +1-408-808-6511, or pr@callidussoftware.com, both of Callidus Software Inc./
    /Web site:  http://www.callidussoftware.com /
    (CALD)

CO:  Callidus Software Inc.
ST:  California
IN:  CPR STW
SU:  ERN CCA